UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

INTERNAL FIXATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Florida _______________________ (State or Other Jurisdiction of Incorporation)	000-54363 _______________________ (Commission File Number)	20-4580923 _______________________ (IRS Employer Identification No.)

5901 SW 74th Street, Suite 408
South Miami, Florida 33143

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (786) 268-0995

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director and Officer

(b) On October 17, 2011, Matt Endara resigned from all positions with Internal Fixation Systems, Inc. (the "Company"), namely, Vice President - Sales and Corporate Strategic Planning and as a member of the Company’s Board of Directors.

Compensatory Arrangement of Certain Officers

Matt Endara Separation Agreement

(e) On October 17, 2011, the Company and Mr. Endara entered into a Separation Agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, effective immediately, Mr. Endara resigned from all positions with the Company, namely as Vice President - Sales and Corporate Strategic Planning and as a member of the Company’s Board of Directors.  The Separation Agreement provides that with respect to stock options to purchase 150,000 shares of the Company’s common stock which were granted to Mr. Endara in connection with the execution of his Employment Agreement dated October 1, 2010, as amended (the "Employment Agreement"): (i) options to purchase 75,000 shares shall be exercisable at any time and from time to time from October 17, 2011 through October 31, 2014, at a per share purchase price of $.20; and (ii) the remaining stock options were forfeited and of no further force or effect.

Under the terms of the Separation Agreement, Mr. Endara has agreed, for a one year period commencing on October 17, 2011 (the "Separation Date"), not to  offer, sell, contract to sell, pledge or grant any option to purchase, make any short sale or otherwise dispose of any more than 30,000 shares of the Company's common stock beneficially owned by him during any three-month period; provided however, that this restriction does not apply to any shares of common stock acquired by him on the open market after the Separation Date.

The Separation Agreement also provides for a mutual release of the parties from any and all known or unknown claims, demands, actions or causes of action that now exist or that may arise in the future, based upon events occurring or omissions on or before the date of the execution of the Separation Agreement, provided however, that the Separation Agreement specifically excludes from such release certain of Mr. Endara's rights and claims arising from or under or related to any obligation of the Company under the Separation Agreement, any indemnification, advancement of expenses, and/or contribution claims or rights that Mr. Endara  might have under any agreement, plan, program, policy, or arrangement of the Company, COBRA,  and any vested stock options.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report.

Stephen J. Dresnick Amended and Restated Employment Agreement

On October 18, 2011, the Company and Stephen J. Dresnick, M.D. entered into an Amended and Restated Employment Agreement (the “Dresnick Employment Agreement”) containing compensation and other terms related to Dr. Dresnick’s service as the Company’s Chairman, President and Chief Executive Officer.  The term of the Dresnick Employment Agreement is three years, which term may be extended for two additional two-year periods by the Company in its sole discretion, and such other additional periods as are mutually agreed by the parties.

Under the Dresnick Employment Agreement, Dr. Dresnick is required to perform the duties as determined by the Board of Directors from time to time and is to devote sufficient working time, attention and energies to the performance of the Company's business.   Dr. Dresnick is entitled to receive an annual salary of $125,000 and certain employee benefits, including a car allowance of $650 per month.  The Dresnick Employment Agreement also confirms the terms of the options granted to Dr. Dresnick under the prior employment agreement with the Company, whereby Dr. Dresnick was granted options to purchase 150,000 shares of the Company's common stock at an exercise price per share equal to $.20 per share. The options are exercisable for a three-year period in 50,000 increments commencing on October 1, 2011 and each one-year anniversary date thereafter.

Under the Dresnick Employment Agreement, if Dr. Dresnick’s employment is terminated for cause by the Company, Dr. Dresnick is entitled to receive accrued salary through the termination date and if his employment is terminated for any other reason, he is entitled to receive severance equal to two years' salary.  The termination of his employment for any reason shall terminate all other positions held by Dr. Dresnick within the Company, including his service on committees and boards of the Company or any of the Company's subsidiaries.  The Dresnick Employment Agreement also contains certain restrictive covenants, including a restriction prohibiting Dr. Dresnick from competing with the Company for three years following any termination of his employment.

The foregoing summary of the Dresnick Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.2 to this Current Report.

Kenneth West Amended and Restated Employment Agreement

On October 18, 2011, the Company and Kenneth West entered into an Amended and Restated Employment Agreement (the “West Employment Agreement”) containing compensation and other terms related to Mr. West's service as the Company’s Vice President - Sales and Marketing of the Company.  The term of the West Employment Agreement is three years, which term may be extended for two additional two-year periods by the Company in its sole discretion, and such other additional periods as are mutually agreed by the parties.

Under the West Employment Agreement, Mr. West is required to perform the duties as determined by the Company’s President and Chief Executive Officer from time to time and is to devote sufficient working time, attention and energies to the performance of the Company's business.  Mr. West is entitled to receive an annual salary of $125,000 and certain employee benefits including a car allowance of $650 per month.  The West Employment Agreement also confirms the terms of the options granted to Mr. West under the prior employment agreement with the Company, whereby Mr. West was granted options to purchase 150,000 shares of the Company's common stock at an exercise price per share equal to $.20 per share. The options are exercisable for a three-year period in 50,000 increments commencing on October 1, 2011 and each one-year anniversary date thereafter.

Under the West Employment Agreement, if Mr. West’s employment is terminated for cause by the Company, Mr. West will be entitled to receive accrued salary through the termination date and if his employment is terminated for any other reason, he is entitled to receive severance equal to two years' salary.  The termination of his employment for any reason shall terminate all other positions held by Mr. West within the Company, including his service on committees, and boards of the Company or any of the Company's subsidiaries.  The West Employment Agreement also contains certain restrictive covenants, including a restriction prohibiting Mr. West from competing with the Company for three years following any termination of his employment.

The foregoing summary of the West Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.3 to this Current Report.

Christopher Endara Amended and Restated Employment Agreement

On October 18, 2011, the Company and Christopher Endara entered into an Amended and Restated Employment Agreement (the “Endara Employment Agreement”) containing compensation and other terms related to Mr. Endara's service as the Company’s Vice President - Engineering, Quality and Regulatory Affairs of the Company.  The term of the Endara Employment Agreement is three years, which term may be extended for two additional two-year periods by the Company in its sole discretion, and such other additional periods as are mutually agreed by the parties.

Under the Endara Employment Agreement, Mr. Endara is required to perform the duties as determined by the Company’s President and Chief Executive Officer from time to time and is to devote sufficient working time, attention and energies to the performance of the Company's business.  Mr. Endara is entitled to receive an annual salary of $125,000 and certain employee benefits including a car allowance of $650 per month. The Endara Employment Agreement also confirms the terms of the options granted to Mr. Endara under the prior employment agreement with the Company, whereby Mr. Endara was granted options to purchase 150,000 shares of the Company's common stock at an exercise price per share equal to $.20 per share. The options are exercisable for a three-year period in 50,000 increments commencing on October 1, 2011 and each one-year anniversary date thereafter.

Under the Endara Employment Agreement, if Mr. Endara’s employment is terminated for cause by the Company, Mr. Endara will be entitled to receive accrued salary through the termination date and if his employment is terminated for any other reason, he is entitled to receive severance equal to two years' salary.  The termination of his employment for any reason shall terminate all other positions held by Mr. Endara within the Company, including his service on committees, and boards of the Company or any of the Company's subsidiaries.  The Endara Employment Agreement also contains certain restrictive covenants, including a restriction prohibiting Mr. Endara from competing with the Company for three years following any termination of his employment.

The foregoing summary of the Endara Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.4 to this Current Report.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement between the Registrant and Matthew Endara dated October 17, 2011

10.2	Amended and Restated Employment Agreement between the Registrant and Stephen J. Dresnick, MD dated October 18, 2011

10.3	Amended and Restated Employment Agreement between the Registrant and Kenneth West dated October 18, 2011

10.4	Amended and Restated Employment Agreement between the Registrant and Christopher Endara dated October 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAL FIXATION SYSTEMS, INC.

Date: October 19, 2011	By /s/ Laura Cattabriga Name: Laura Cattabriga Title: Chief Financial Officer